Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Theralink Technologies, Inc. (the “Company”) for the quarter ended December 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mick Ruxin, MD, Chief Executive Officer of the Company and I, Thomas E. Chilcott, III, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

THERALINK TECHNOLOGIES, INC.

Date: February 21, 2023	By:	/s/ Mick Ruxin, MD
Mick Ruxin, MD
Chief Executive Officer

Date: February 21, 2023	By:	/s/ Thomas E. Chilcott, III
Thomas E. Chilcott, III
Chief Financial Officer, Treasurer and Secretary

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.